Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrant's portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Gov't. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000's omitted)
BARCLAYS CAPITAL, INC.                      05-0346412    1,111,061,017
MORGAN STANLEY CO INCORPORATED              13-2665598      859,248,527
BANK OF AMERICA SECURITIES LLC              56-2058405      771,486,151
DEUTSCHE BANK SECURITIES, INC.              13-2730328      764,418,847
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      741,398,754
JPMORGAN CHASE & CO.                        13-3224016      665,670,525
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166      370,450,511
CITIGROUP INC.                              52-1568099      361,374,722
RBS SECURITIES, INC.                        13-3272275      318,535,925
GOLDMAN SACHS & CO.                         13-5108880      282,732,175




                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000's omitted)
BARCLAYS CAPITAL, INC.                      05-0346412       33,633,089
MORGAN STANLEY CO INCORPORATED              13-2665598       17,147,324
BANK OF AMERICA SECURITIES LLC              56-2058405       26,793,538
DEUTSCHE BANK SECURITIES, INC.              13-2730328       18,496,815
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        5,133,461
JPMORGAN CHASE & CO.                        13-3224016       40,227,654
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166       16,714,781
CITIGROUP INC.                              52-1568099        2,604,496
RBS SECURITIES, INC.                        13-3272275           86,694
GOLDMAN SACHS & CO.                         13-5108880        2,878,722



23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000's omitted) C. Total Purchases: 6,974,442,265 D. Total Sales: 197,338,742

                               SCREEN NUMBER : 12